IMMEDIATE RELEASE

TOWNSQUARE ANNOUNCES SECOND QUARTER RESULTS
Townsquare Interactive Q2 Net Revenue Increased 10.5%
9th Consecutive Quarter of 850 (or more) Net Subscriber Additions at Townsquare Interactive
Digital Revenue over 48% of Total Net Revenue

Purchase, NY - August 10, 2020 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare,” the “Company,” “we,” “us,” or “our”) announced today selected results for the second quarter ended June 30, 2020.
“As expected, our second quarter financial results were significantly impacted by the COVID-19 pandemic, with net revenue and Adjusted EBITDA declining 34.5% and 93.1%, respectively, as compared to the prior year. However, we experienced sequential improvement in our Advertising net revenue throughout the quarter, which together with our Live Events net revenue has experienced the brunt of the negative business impact. By the end of the second quarter, Advertising net revenue had materially improved, from -42.1% in April to -29.6% in June, and continued to show improvement through July and early August. In addition, in Q2 2020 our digital revenue exceeded 48% of our total net revenue, powered by our digital solutions, which have proven more resilient than our broadcast solutions during the pandemic, and in particular Townsquare Interactive, which is our digital marketing solutions subscription business,” commented Bill Wilson, Chief Executive Officer of Townsquare. “Despite the material decline in second quarter revenue, we generated positive Adjusted EBITDA and cash flow from operations in the second quarter, due in part to our cost reduction efforts as well as the strong cash generation of many of our assets.   In total, we enacted approximately $1.7 million of monthly fixed cost savings during the second quarter, in addition to the reduction of variable costs related to the decline in revenue, which led to total direct operating expenses declining 14.8% as compared to the prior year.  In addition, we have reduced our planned capital expenditures, which declined 30% in the second quarter compared to the prior year, and our board of directors elected to cease paying our quarterly dividend moving forward. We also repaid the entire amount outstanding on our Revolving Credit Facility, repaid $9.9 million of our Term Loans, opportunistically repurchased $4.7 million of our Unsecured Senior Notes at a significant discount, and still ended the quarter with $70.0 million of cash on hand.”
Mr. Wilson added, “Townsquare Interactive’s growth continued in the second quarter, with net revenue increasing 10.5%, at an Adjusted Operating Income margin in excess of 30%, and approximately 900 net subscriber additions, marking the 9th consecutive quarter of 850 (or more) net subscriber additions.  During this pandemic, the Townsquare Interactive team became a tremendous resource for their local clients by strengthening their online presence and capabilities and powering their online communication strategy. We believe, and our thesis has always been, that Townsquare Interactive is a recession-resistant subscription business and will continue to grow its revenue and subscriber base throughout the year. We remain confident that Townsquare Interactive (as well as Townsquare Ignite, our digital programmatic advertising solution) will each generate $100 million of annual net revenue in two to four years.”
Mr. Wilson concluded, “One of the things we take great pride in is that even with all of the challenges and unknowns during this pandemic, we have not had to alter our core strategy. Instead, the pandemic placed a spotlight on the need to double down on executing our existing long term strategy. We believe that our Local First strategy, together with our talented team and diversified and differentiated product offering, ensures that Townsquare will emerge from this crisis well positioned for the future, and will return to our market leading performance as soon as this crisis abates. Although a very tough Q2, we believe our revenue, profit and cash flow results will be among the best in the radio as well as in the local media industry, which is directly tied to the team's efforts and perseverance during this pandemic, as well as our large percentage of digital revenue and a strong and growing digital marketing subscription business.”
Second Quarter Highlights*

•	As compared to the second quarter of 2019:
•Net revenue decreased 34.5%, and 35.0% excluding political revenue
•Net loss increased $36.8 million to a net loss of $26.8 million
•Adjusted EBITDA decreased 93.1% to $2.1 million
•Townsquare Interactive net revenue increased 10.5%
•Advertising net revenue decreased 37.5% and 38.2% excluding political revenue
•Live Events net revenue decreased 99.5%

•	Diluted loss per share from continuing operations was $1.46, and Adjusted Net Loss per share was $0.40

•	Repaid $50.0 million of our Revolving Credit Facility, representing 100.0% of the amount drawn

•	Repurchased $4.7 million of our 2023 Unsecured Senior Notes at a market price below par, plus accrued interest

•	Repaid $9.9 million of our Term Loans due 2022

•	Townsquare Interactive added approximately 900 net subscribers, ending the quarter with approximately 20,750 subscribers
Year to Date Highlights*

•	As compared to the six months June 30, 2019:
•Pro forma net revenue decreased 18.7%
•Pro forma net loss increased $91.4 million to a net loss of $86.4 million
•Pro forma Adjusted EBITDA decreased 64.1% to $17.6 million
•Net revenue decreased 19.0% and 19.8% excluding political revenue
•Net loss increased $91.8 million to a net loss of $86.4 million
•Adjusted EBITDA decreased 64.4%
•Townsquare Interactive net revenue increased 13.3%
•Advertising net revenue decreased 20.6% and 21.5% excluding political revenue
•Live Events net revenue decreased 79.1%
•Pro forma Live Events net revenue decreased 77.6%

*See below for discussion of non-GAAP measures. As used in this release, the term “pro forma” means pro forma for the divestiture of our Arizona Bridal Shows business (consisting of two expositions) on March 18, 2019, giving effect to such divestitures as if they had occurred on January 1, 2019.

Segment Reporting
We have three reportable operating segments, Advertising, which includes broadcast and digital advertising products and solutions, Townsquare Interactive, our digital marketing solutions business and Live Events, which is comprised of the Company’s live events, including concerts, expositions and other experiential events.

Quarter Ended June 30, 2020 Compared to the Quarter Ended June 30, 2019

Net Revenue
Net revenue for the quarter ended June 30, 2020 decreased $39.0 million, or 34.5%, to $74.1 million, as compared to $113.1 million in the same period last year. Advertising net revenue decreased $34.3 million, or 37.5%, to $57.1 million, Townsquare Interactive net revenue increased $1.6 million, or 10.5%, to $16.9 million, and Live Events net revenue decreased $6.3 million, or 99.5%, to $0.03 million, each as compared to the same period last year. Excluding political revenue, net revenue decreased $39.4 million, or 35.0%, to $73.2 million, and Advertising net revenue decreased $34.7 million, or 38.2%, to $56.3 million.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended June 30, 2020 decreased $28.1 million, or 93.1% to $2.1 million, as compared to $30.1 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $28.4 million, or 95.5%, to $1.3 million, as compared to $29.7 million in the same period last year.

Net Loss
Net loss for the quarter ended June 30, 2020 increased $36.8 million to a net loss of $26.8 million, as compared to net income of $9.9 million in the same period last year. Net loss from continuing operations increased $36.7 million to a net loss of $26.8 million, as compared to net income from continuing operations of $9.9 million in the same period last year.

Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2019

Net Revenue
Net revenue for the six months ended June 30, 2020 decreased $39.3 million, or 19.0%, to $167.5 million, as compared to $206.8 million in the same period last year. Advertising net revenue decreased $34.1 million, or 20.6%, to $131.7 million, Townsquare Interactive net revenue increased $3.9 million, or 13.3%, to $33.4 million, and Live Events net revenue decreased

$9.1 million, or 79.1%, to $2.4 million, each as compared to the same period last year. Excluding political revenue, net revenue decreased $40.7 million, or 19.8%, to $165.3 million, and Advertising net revenue decreased $35.5 million, or 21.5%, to $129.5 million.

Pro forma net revenue for the six months ended June 30, 2020 decreased $38.6 million, or 18.7%, to $167.5 million, as compared to $206.0 million in the same period last year. Pro forma Advertising net revenue decreased $34.1 million, or 20.6%, to $131.7 million, pro forma Townsquare Interactive net revenue increased $3.9 million, or 13.3%, to $33.4 million, and pro forma Live Events net revenue decreased $8.3 million, or 77.6% to $2.4 million, each as compared to the same period last year. Excluding political revenue, pro forma net revenue decreased $40.0 million, or 19.5%, to $165.3 million, and pro forma Advertising net revenue decreased $35.5 million, or 21.5%, to $129.5 million.

Adjusted EBITDA
Adjusted EBITDA for the six months ended June 30, 2020 decreased $31.7 million, or 64.4% to $17.6 million, as compared to $49.3 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $32.9 million, or 67.7%, to $15.7 million, as compared to $48.6 million in the same period last year.

Pro forma Adjusted EBITDA for the six months ended June 30, 2020 decreased $31.4 million, or 64.1%, to $17.6 million, as compared to $49.0 million in the same period last year. Pro forma Adjusted EBITDA (Excluding Political) decreased $32.6 million, or 67.5%, to $15.7 million, as compared to $48.3 million in the same period last year.

Net Loss
Net loss for the six months ended June 30, 2020 increased $91.8 million to a net loss of $86.4 million, as compared to net income of $5.4 million in the same period last year. Net loss from continuing operations increased $98.6 million to a net loss of $86.4 million, as compared to net income from continuing operations of $12.2 million in the same period last year.

Pro forma net loss for the six months ended June 30, 2020 increased $91.4 million to a net loss of $86.4 million, as compared to net income of $5.0 million in the same period last year.

Liquidity and Capital Resources
As of June 30, 2020, we had a total of $70.0 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of June 30, 2020, we had $545.8 million of outstanding indebtedness, representing 7.7x and 6.7x gross and net leverage, respectively, based on Adjusted EBITDA for the trailing twelve months ended June 30, 2020 of $70.7 million.

The table below presents a summary, as of August 7, 2020, of our outstanding common stock, and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security[1]	Number Outstanding	Description
Class A common stock	14,330,220	One vote per share.
Class B common stock	3,011,634	10 votes per share.[2]
Class C common stock	1,636,341	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,955,871
[1] Each of the shares of common stock, including the shares of Class A common stock issuable upon exercise of the warrants, have equal economic rights.
[2] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain second quarter 2020 financial results on Monday, August 10, 2020 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560

(International) and the confirmation code is 13707180. A live webcast of the conference call will also be available on the equity investor relations page of the Company’s website at www.townsquaremedia.com.
A replay of the conference call will be available through August 17, 2020. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 13707180. A web-based archive of the conference call will also be available at the above website.
About Townsquare Media, Inc.
Townsquare is a radio, digital media, entertainment and digital marketing solutions company principally focused on being the premier local advertising and marketing solutions platform in small and mid-sized markets across the U.S. Our assets include 321 radio stations and more than 330 local websites in 67 U.S. markets, a digital marketing solutions company (Townsquare Interactive) serving approximately 20,750 small to medium sized businesses, a proprietary digital programmatic advertising platform (Townsquare Ignite) and numerous local live events each year. Our brands include local media assets such as WYRK, KLAQ, K2 and NJ101.5; iconic local and regional events such as WYRK’s Taste of Country, the Boise Music Festival, the Red Dirt BBQ & Music Festival and Taste of Fort Collins; and leading tastemaker music and entertainment websites such as XXLmag.com, TasteofCountry.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. Risks and uncertainties that could have a material impact on our business and financial results include, but are not limited to, general economic conditions in the United States, or in the specific markets in which we currently do business, industry conditions, legislative or regulatory requirements, the continuation or worsening of the effects from the COVID-19 pandemic, its scope, duration and impact on our business, financial results, cash flows and liquidity, as well as the impact on our clients and customers, the success of our mitigation efforts in response to the COVID-19 pandemic, our performance in any recovery from the COVID-19 pandemic, the performance of financial and credit markets, our ability to comply with the covenants and obligations under our outstanding debt, including meeting required payments of principal and interest, our ability to access debt or equity capital on attractive terms or at all, potential downgrades to our credit ratings, and certain other events, including future disease outbreaks and pandemics. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on June 9, 2020, and subsequent filings with the SEC, for a discussion of additional factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).
We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairment of goodwill, long-lived and intangible assets and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, interest expense, net, repurchase of debt, transaction costs, depreciation and amortization, stock-based compensation, business realignment costs, impairment of goodwill, long-lived and intangible assets, impairment of investments, net (income) loss from discontinued operations, net of income taxes, net (loss) gain on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income (loss) before the deduction of transaction costs, business realignment costs, impairment of intangible and long-lived assets, net loss (gain) on sale and retirement of assets, gain on repurchase of debt and insurance recoveries, net income attributable to non-controlling interest, net of income taxes, and net loss from discontinued operations, net of income taxes. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of June 30, 2020, divided by our Adjusted EBITDA for the twelve months ended June 30, 2020. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Where we use the term “pro forma”, it refers to pro forma financial information for our disposal of our Arizona Bridal Show business, as if the sale occurred on January 1, 2019.
We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (loss) gain on sale and retirement of assets, business realignment costs, certain impairments, and net income (loss) from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$70,015	$84,667
Accounts receivable, net of allowance of $3,632 and $2,604, respectively	46,988	67,463
Prepaid expenses and other current assets	9,374	9,241
Total current assets	126,377	161,371
Property and equipment, net	114,040	114,142
Intangible assets, net	280,504	388,029
Goodwill	157,947	157,947
Investments	10,975	8,275
Operating lease right-of-use assets	48,693	49,503
Restricted cash	494	494
Other assets	1,226	638
Total assets	$740,256	$880,399
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,799	$14,790
Current portion of long-term debt	—	9,929
Deferred revenue	9,195	8,086
Accrued compensation and benefits	8,234	10,714
Accrued expenses and other current liabilities	10,071	15,358
Operating lease liabilities, current	7,685	7,690
Financing lease liabilities, current	47	17
Accrued interest	4,473	4,558
Liabilities of discontinued operations	248	423
Total current liabilities	56,752	71,565
Long-term debt, less current portion (net of deferred finance costs of $3,088 and $3,840, respectively)	542,709	546,711
Deferred tax liability	613	34,347
Operating lease liability, net of current portion	44,246	44,957
Financing lease liabilities, net of current portion	106	31
Other long-term liabilities	1,826	352
Total liabilities	646,252	697,963
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 14,330,220 and 14,314,092 shares issued and outstanding, respectively	143	143
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,011,634 shares issued and outstanding	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,636,341 shares issued and outstanding	17	17
Total common stock	190	190
Additional paid-in capital	368,770	367,540
Accumulated deficit	(277,464)	(188,034)
Non-controlling interest	2,508	2,740
Total stockholders’ equity	94,004	182,436
Total liabilities and stockholders’ equity	$740,256	$880,399

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net revenue	$74,055	$113,088	$167,488	$206,770
Operating costs and expenses:
Direct operating expenses	64,408	75,590	135,958	144,358
Depreciation and amortization	4,761	6,947	10,045	12,993
Corporate expenses	7,570	7,370	13,960	13,107
Stock-based compensation	657	660	1,181	1,536
Transaction costs	1,213	128	2,240	276
Business realignment costs	456	—	2,167	165
Impairment of intangible and long-lived assets	28,655	231	107,715	231
Net gain on sale and retirement of assets	(10)	(21)	(12)	(2)
Total operating costs and expenses	107,710	90,905	273,254	172,664
Operating (loss) income	(33,655)	22,183	(105,766)	34,106
Other expense:
Interest expense, net	7,892	8,526	16,021	17,121
Gain on repurchase of debt	(1,159)	—	(1,159)	—
Other (income) expense, net	(961)	37	(734)	70
(Loss) income from continuing operations before income taxes	(39,427)	13,620	(119,894)	16,915
(Benefit) provision for income taxes	(12,605)	3,769	(33,495)	4,680
Net (loss) income from continuing operations	(26,822)	9,851	(86,399)	12,235
Net income (loss) from discontinued operations, net of income taxes	—	84	—	(6,878)
Net (loss) income	$(26,822)	$9,935	$(86,399)	$5,357
Net (loss) income attributable to:
Controlling interests	$(27,178)	$9,442	$(87,332)	$4,417
Non-controlling interests	$356	$493	$933	$940
Basic (loss) income per share:
Continuing operations attributable to common shares	$(1.46)	$0.34	$(4.73)	0.41
Continuing operations attributable to participating shares	$—	$0.34	$0.08	0.41
Discontinued operations attributable to common shares	$—	$—	$—	(0.25)
Discontinued operations attributable to participating shares	$—	$—	$—	(0.25)
Diluted (loss) income per share:
Continuing operations	$(1.46)	$0.34	$(4.73)	$0.41
Discontinued operations	$—	$—	$—	$(0.25)
Weighted average shares outstanding:
Basic attributable to common shares	18,616	18,512	18,599	18,495
Basic attributable to participating shares	8,978	8,978	8,978	8,978
Diluted	27,594	27,490	27,577	27,473
Cash dividend declared per share	$—	$0.075	$0.075	$0.150

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(86,399)	$5,357
Loss from discontinued operations	—	(6,878)
(Loss) income from continuing operations	(86,399)	12,235
Adjustments to reconcile (loss) income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	10,045	12,993
Amortization of deferred financing costs	759	639
Net deferred taxes and other	(33,734)	4,680
Provision for doubtful accounts	2,246	963
Stock-based compensation expense	1,181	1,536
Gain on repurchase of notes	(1,159)	—
Gain on insurance recoveries	(1,065)	—
Trade activity, net	(4,352)	(5,506)
Write-off of deferred financing cost	79	7
Impairment of intangible and long-lived assets	107,715	231
Net (gain) loss on sale of assets	(12)	(2)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	17,993	(4,021)
Prepaid expenses and other assets	3,020	(1,154)
Accounts payable	420	(1,860)
Accrued expenses	(831)	(13,714)
Accrued interest	(85)	84
Other long-term liabilities	(3,969)	(244)
Net cash provided by operating activities - continuing operations	11,852	6,867
Net cash (used in) provided by operating activities - discontinued operations	(175)	(3,464)
Net cash provided by operating activities	11,677	3,403

Cash flows from investing activities:
Purchase of property and equipment	(8,343)	(8,928)
Purchase of investment	(400)	—
Proceeds from insurance recoveries	1,172	—
Payments for acquisitions, net of cash acquired	—	(6)
Proceeds from sale of assets	102	171
Net cash used in investing activities - continuing operations	(7,469)	(8,763)
Net cash provided by investing activities - discontinued operations	—	11,093
Net cash used in investing activities	(7,469)	2,330

Cash flows from financing activities:
Repayment of term loans	(9,951)	—
Borrowings under the revolving credit facility	50,000	—
Repayment of borrowings under the revolving credit facility	(50,000)	—
Dividend payments	(4,201)	(4,141)
Repurchase of notes	(3,573)	—
Proceeds from stock options exercised	49	—
Sale of noncontrolling interest	—	1,500
Cash distribution to noncontrolling interests	(1,164)	(1,300)
Deferred financing cost	—	(421)
Repayments of capitalized obligations	(20)	(3)
Net cash provided by (used in) financing activities	(18,860)	(4,365)

Cash and cash equivalents and restricted cash:
Net increase (decrease) in cash and cash equivalents and restricted cash	(14,652)	1,368
Beginning of period	85,161	61,396
End of period	$70,509	$62,764

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2020	2019
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$15,746	$16,928
Income taxes	444	570

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$22	$2,124
Investments acquired in exchange for advertising	2,300	2,000
Accrued capital expenditures	810	504

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$5,412	$6,082
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$3,193	$3,622

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$70,015	$61,884
Restricted cash	494	880
	$70,509	$62,764

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Advertising net revenue	$57,137	$91,483	(37.5)%	$131,672	$165,799	(20.6)%
Townsquare Interactive net revenue	16,886	15,288	10.5%	33,413	29,495	13.3%
Live Events net revenue	32	6,317	(99.5)%	2,403	11,476	(79.1)%
Net revenue	74,055	113,088	(34.5)%	167,488	206,770	(19.0)%
Advertising direct operating expenses	52,572	60,621	(13.3)%	110,292	115,649	(4.6)%
Townsquare Interactive direct operating expenses	11,742	10,274	14.3%	23,720	20,101	18.0%
Live Events direct operating expenses	94	4,695	(98.0)%	1,946	8,608	(77.4)%
Direct operating expenses	64,408	75,590	(14.8)%	135,958	144,358	(5.8)%
Depreciation and amortization	4,761	6,947	(31.5)%	10,045	12,993	(22.7)%
Corporate expenses	7,570	7,370	2.7%	13,960	13,107	6.5%
Stock-based compensation	657	660	(0.5)%	1,181	1,536	(23.1)%
Transaction costs	1,213	128	**	2,240	276	**
Business realignment costs	456	—	**	2,167	165	**
Impairment of intangible and long-lived assets	28,655	231	**	107,715	231	**
Net gain on sale and retirement of assets	(10)	(21)	(52.4)%	(12)	(2)	**
Total operating costs and expenses	107,710	90,905	18.5%	273,254	172,664	58.3%
Operating (loss) income	(33,655)	22,183	**	(105,766)	34,106	**
Other expense:
Interest expense, net	7,892	8,526	(7.4)%	16,021	17,121	(6.4)%
Gain on repurchase of debt	(1,159)	—	**	(1,159)	—	**
Other (income) expense, net	(961)	37	**	(734)	70	**
(Loss) income from continuing operations before income taxes	(39,427)	13,620	**	(119,894)	16,915	**
(Benefit) provision for income taxes	(12,605)	3,769	**	(33,495)	4,680	**
Net (loss) income from continuing operations	(26,822)	9,851	**	(86,399)	12,235	**
Net income (loss) from discontinued operations, net of income taxes	—	84	**	—	(6,878)	**
Net (loss) income	$(26,822)	$9,935	**	$(86,399)	$5,357	**

** not meaningful

The following table presents net revenue and Adjusted Operating Income by segment, for the three and six months ended June 30, 2020, and 2019, respectively (in thousands):

	Actual
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Advertising net revenue	$57,137	$91,483	$131,672	$165,799
Townsquare Interactive net revenue	16,886	15,288	33,413	29,495
Live Events net revenue	32	6,317	2,403	11,476
Net revenue	$74,055	$113,088	$167,488	$206,770
Advertising Adjusted Operating Income	4,565	30,862	21,380	50,150
Townsquare Interactive Adjusted Operating Income	5,144	5,014	9,693	9,394
Live Events Adjusted Operating Income	(62)	1,622	457	2,868
Adjusted Operating Income	$9,647	$37,498	$31,530	$62,412

The following table presents on a pro forma basis, net revenue and Adjusted Operating Income by segment for the three and six months ended June 30, 2020, and 2019, respectively (in thousands):

	Pro Forma
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Advertising net revenue	$57,137	$91,483	$131,672	$165,799
Townsquare Interactive net revenue	16,886	15,288	33,413	29,495
Live Events net revenue	32	6,317	2,403	10,750
Net revenue	$74,055	$113,088	$167,488	$206,044
Advertising Adjusted Operating Income	4,565	30,862	21,380	50,150
Townsquare Interactive Adjusted Operating Income	5,144	5,014	9,693	9,394
Live Events Adjusted Operating Income	(62)	1,622	457	2,514
Adjusted Operating Income	$9,647	$37,498	$31,530	$62,058

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and six months ended June 30, 2020 and 2019, respectively (in thousands):

	Actual
	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	%Change	2020	2019	%Change
Advertising net revenue	$57,137	$91,483	(37.5)%	$131,672	$165,799	(20.6)%
Townsquare Interactive net revenue	16,886	15,288	10.5%	33,413	29,495	13.3%
Live Events net revenue	32	6,317	(99.5)%	2,403	11,476	(79.1)%
Net revenue	$74,055	$113,088	(34.5)%	$167,488	$206,770	(19.0)%

Advertising political revenue	$886	$506	75.1%	$2,213	$804	175.2%
Townsquare Interactive political revenue	—	—	—%	—	—	—%
Live Events political revenue	—	—	—%	—	—	—%
Political revenue	$886	$506	75.1%	$2,213	$804	175.2%

Advertising net revenue (ex. political)	$56,251	$90,977	(38.2)%	$129,459	$164,995	(21.5)%
Townsquare Interactive net revenue (ex. political)	16,886	15,288	10.5%	33,413	29,495	13.3%
Live Events net revenue (ex. political)	32	6,317	(99.5)%	2,403	11,476	(79.1)%
Net revenue (ex. political)	$73,169	$112,582	(35.0)%	$165,275	$205,966	(19.8)%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a pro forma basis by segment for the three and six months ended June 30, 2020 and 2019, respectively (in thousands):

	Pro Forma
	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	%Change	2020	2019	%Change
Advertising net revenue	$57,137	$91,483	(37.5)%	$131,672	$165,799	(20.6)%
Townsquare Interactive net revenue	16,886	15,288	10.5%	33,413	29,495	13.3%
Live Events net revenue	32	6,317	(99.5)%	2,403	10,750	(77.6)%
Net revenue	$74,055	$113,088	(34.5)%	$167,488	$206,044	(18.7)%

Advertising political revenue	$886	$506	75.1%	$2,213	$804	175.2%
Townsquare Interactive political revenue	—	—	—%	—	—	—%
Live Events political revenue	—	—	—%	—	—	—%
Political revenue	$886	$506	75.1%	$2,213	$804	175.2%

Advertising net revenue (ex. political)	$56,251	$90,977	(38.2)%	$129,459	$164,995	(21.5)%
Townsquare Interactive net revenue (ex. political)	16,886	15,288	10.5%	33,413	29,495	13.3%
Live Events net revenue (ex. political)	32	6,317	(99.5)%	2,403	10,750	(77.6)%
Net revenue (ex. political)	$73,169	$112,582	(35.0)%	$165,275	$205,240	(19.5)%

The following table reconciles on a GAAP basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and six months ended June 30, 2020, and 2019, respectively (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(26,822)	$9,935	$(86,399)	$5,357
Net income (loss) from discontinued operations, net of income taxes	—	84	—	(6,878)
Net income from continuing operations	(26,822)	9,851	(86,399)	12,235
(Benefit) provision for income taxes	(12,605)	3,769	(33,495)	4,680
Net income from continuing operations before income taxes	(39,427)	13,620	(119,894)	16,915
Transaction costs	1,213	128	2,240	276
Business realignment costs	456	—	2,167	165
Impairment of intangible and long-lived assets	28,655	231	107,715	231
Net gain on sale and retirement of assets	(10)	(21)	(12)	(2)
Gain on repurchase of debt	(1,159)	—	(1,159)	—
Gain on insurance recoveries	(1,065)	—	(1,065)	—
Net income attributable to non-controlling interest, net of income taxes	356	493	933	940
Adjusted net income before income taxes	(10,981)	14,451	(9,075)	18,525
(Benefit) provision for income taxes	(3,511)	3,999	(2,536)	5,126
Adjusted Net (Loss) Income	$(7,470)	$10,452	$(6,539)	$13,399

Adjusted Net Income Per Share:
Basic	$(0.40)	$0.56	$(0.35)	$0.72
Diluted	$(0.40)	$0.38	$(0.35)	$0.49

Weighted average shares outstanding:
Basic	18,616	18,512	18,599	18,495
Diluted	27,594	27,490	27,577	27,473

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Less Interest, Capex and Taxes for the three and six months ended June 30, 2020, and 2019, respectively (dollars in thousands):

	Actual
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income from continuing operations	$(26,822)	$9,851	$(86,399)	$12,235
Net income (loss) from discontinued operations, net of income taxes	—	84	—	(6,878)
Net (loss) income	(26,822)	9,935	(86,399)	5,357
(Benefit) provision for income taxes	(12,605)	3,769	(33,495)	4,680
Interest expense, net	7,892	8,526	16,021	17,121
Gain on repurchase of debt	(1,159)	—	(1,159)	—
Depreciation and amortization	4,761	6,947	10,045	12,993
Stock-based compensation	657	660	1,181	1,536
Transaction costs	1,213	128	2,240	276
Business realignment costs	456	—	2,167	165
Impairment of intangible and long-lived assets	28,655	231	107,715	231
Net (income) loss from discontinued operations, net of income taxes	—	(84)	—	6,878
Other (a)	(971)	16	(746)	68
Adjusted EBITDA	$2,077	$30,128	$17,570	$49,305
Political Adjusted EBITDA	$(753)	$(430)	$(1,881)	$(684)
Adjusted EBITDA (Excluding Political)	$1,324	$29,698	$15,689	$48,621
Political Adjusted EBITDA	753	430	1,881	684
Net cash paid for interest	(12,309)	(13,039)	(15,746)	(16,928)
Capital expenditures	(2,717)	(3,895)	(8,343)	(8,928)
Cash paid for taxes	(444)	(502)	(444)	(570)
Adjusted EBITDA Less Interest, Capex and Taxes	$(13,393)	$12,692	$(6,963)	$22,879
(a) Other includes net gain on sales and retirements of assets and other (income) expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to pro forma net (loss) income, pro forma Adjusted EBITDA, pro forma Adjusted EBITDA (Excluding Political) and pro forma Adjusted EBITDA Less Interest, Capex and Taxes for the three and six months ended June 30, 2020, and 2019, respectively (dollars in thousands):

	Pro forma
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income from continuing operations	$(26,822)	$9,851	$(86,399)	$12,235
Net income (loss) from discontinued operations, net of income taxes	—	84	—	(6,878)
Net (loss) income	$(26,822)	$9,935	$(86,399)	$5,357
Net income from divestiture	—	—	—	354
Pro forma net (loss) income	$(26,822)	$9,935	$(86,399)	$5,003
Provision for income taxes	(12,605)	3,769	(33,495)	4,680
Interest expense, net	7,892	8,526	16,021	17,121
Gain on repurchase of debt	(1,159)	—	(1,159)	—
Depreciation and amortization	4,761	6,947	10,045	12,993
Stock-based compensation	657	660	1,181	1,536
Transaction costs	1,213	128	2,240	276
Business realignment costs	456	—	2,167	165
Impairment of intangible and long-lived assets	28,655	231	107,715	231
Net (income) loss from discontinued operations, net of income taxes	—	(84)	—	6,878
Other (a)	(971)	16	(746)	68
Pro forma Adjusted EBITDA	$2,077	$30,128	$17,570	$48,951
Political Adjusted EBITDA	(753)	(430)	(1,881)	(684)
Pro Forma Adjusted EBITDA (Excluding Political)	$1,324	$29,698	$15,689	$48,267
Political Adjusted EBITDA	753	430	1,881	684
Net cash paid for interest	(12,309)	(13,039)	(15,746)	(16,928)
Capital expenditures	(2,717)	(3,895)	(8,343)	(8,928)
Cash paid for taxes	(444)	(502)	(444)	(570)
Pro forma Adjusted EBITDA Less Interest, Capex and Taxes	$(13,393)	$12,692	$(6,963)	$22,525
(a) Other includes net gain on sales and retirements of assets and other (income) expense, net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended June 30, 2020 (dollars in thousands):

					Twelve Months Ended
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	June 30, 2020
Net income (loss)	$7,268	$(78,279)	$(59,577)	$(26,822)	$(157,410)
Provision (benefit) for income taxes	3,050	(22,293)	(20,890)	(12,605)	(52,738)
Interest expense, net	8,525	8,215	8,129	7,892	32,761
Gain on repurchase of debt	—	—	—	(1,159)	(1,159)
Depreciation and amortization	7,099	5,744	5,284	4,761	22,888
Stock-based compensation	532	524	524	657	2,237
Transaction costs	193	1,049	1,027	1,213	3,482
Business realignment costs	—	—	1,711	456	2,167
Impairment of goodwill	—	69,034	—	—	69,034
Impairment loss on investment	—	617	—	—	617
Impairment of intangible and long-lived assets	—	39,434	79,060	28,655	147,149
Net loss from discontinued operations, net of income taxes	1,235	38	—	—	1,273
Other (a)	248	848	225	(971)	350
Adjusted EBITDA	$28,150	$24,931	$15,493	$2,077	$70,651
(a) Other includes net loss (gain) on sale and retirement of assets and other (income) expense, net.

The following tables reconcile Operating Income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the three months ended June 30, 2020 and 2019 (in thousands):

	Three Months ended June 30, 2020
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating (loss) income	$(27,840)	$4,989	$(194)	$(10,610)	$(33,655)
Depreciation and amortization	3,722	133	130	776	4,761
Corporate expenses	—	—	—	7,570	7,570
Stock-based compensation	28	22	2	605	657
Transaction costs	—	—	—	1,213	1,213
Business realignment costs	—	—	—	456	456
Impairment of intangible and long-lived assets	28,655	—	—	—	28,655
Net gain on sale and retirement of assets	—	—	—	(10)	(10)
Adjusted Operating Income (Loss)	$4,565	$5,144	$(62)	$—	$9,647

	Three Months ended June 30, 2019
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$27,511	$4,866	$1,487	$(11,681)	$22,183
Depreciation and amortization	3,079	125	133	3,610	6,947
Corporate expenses	—	—	—	7,370	7,370
Stock-based compensation	41	23	2	594	660
Transaction costs	—	—	—	128	128
Impairment of intangible and long-lived assets	231	—	—		231
Net gain on sale and retirement of assets	—	—	—	(21)	(21)
Adjusted Operating Income	$30,862	$5,014	$1,622	$—	$37,498

The following tables reconcile Operating Income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the six months ended June 30, 2020 and 2019 (in thousands):

	Six Months ended June 30, 2020
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating (loss) income	$(93,299)	$9,380	$188	$(22,035)	$(105,766)
Depreciation and amortization	6,884	267	265	2,629	10,045
Corporate expenses	—	—	—	13,960	13,960
Stock-based compensation	80	46	4	1,051	1,181
Transaction costs	—	—	—	2,240	2,240
Business realignment costs	—	—	—	2,167	2,167
Impairment of intangible and long-lived assets	107,715	—	—	—	107,715
Net gain on sale and retirement of assets	—	—	—	(12)	(12)
Adjusted Operating Income	$21,380	$9,693	$457	$—	$31,530

	Six Months ended June 30, 2019
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$43,077	$9,089	$2,565	$(20,625)	$34,106
Depreciation and amortization	6,548	246	278	5,921	12,993
Corporate expenses	—	—	—	13,107	13,107
Stock-based compensation	133	59	25	1,319	1,536
Transaction costs	—	—	—	276	276
Business realignment costs	161	—	—	4	165
Impairment of intangible and long-lived assets	231	—	—	—	231
Net gain on sale and retirement of assets	—	—	—	(2)	(2)
Adjusted Operating Income	$50,150	$9,394	$2,868	$—	$62,412